FOR IMMEDIATE RELEASE Contact:

Pressley A. Ridgill President and Chief Executive Officer NewBridge Bank (336) 369-0900 Michael S. Patterson Chairman, President, and Chief Executive Officer CapStone Bank (919) 256-6802

NewBridge Bank and CapStone Bank to Merge

Greensboro, N.C. and Raleigh, N.C., November 1, 2013 – NewBridge Bancorp ("NewBridge") (NASDAQ: NBBC) and CapStone Bank ("CapStone") (OTCQB: CPSE) today announced the signing of a definitive agreement of combination. The combination will result in a community bank with total assets of $2.5 billion and a significant banking presence in the top four metro markets in North Carolina.

Based upon September 30, 2013 financials and NewBridge's recently announced acquisition of Security Savings Bank, the combined bank will have total loans of approximately $1.7 billion, deposits of $1.9 billion and 40 offices across the state. The combined bank will operate as NewBridge Bank with headquarters in Greensboro, N.C.

"This combination will create one of the largest community banks in North Carolina and further establishes NewBridge Bank as a strategically active acquirer in the Carolinas and Virginia,” said Pressley A. Ridgill, president and chief executive officer of NewBridge Bancorp and NewBridge Bank. “CapStone’s exceptional reputation and tremendous success in the Triangle are admired throughout the industry, and we are honored to be partnering with them. Welcoming their team members and clients to NewBridge will significantly bolster our existing presence in the Triangle while offering clients of both banks expanded office locations throughout North Carolina. Of equal importance, we believe shareholders of both institutions will benefit from the combination of these thriving community banks.”

Commenting on the combination, Mike Patterson, chairman, president and chief executive officer of CapStone Bank stated, “We are very pleased to be joining with NewBridge. Both CapStone and NewBridge are vibrant, values-based financial institutions with similar corporate cultures and clientele. We believe joining forces with NewBridge creates a beneficial situation for all of CapStone’s constituencies. Our clients will enjoy a larger footprint spanning from Charlotte to Wilmington, and the communities we serve will benefit from NewBridge’s broader range of products and services. Our employees will join a larger company with more opportunities for advancement and we believe our shareholders will benefit from the significant earnings potential of a $2.5 billion bank.”

Under the terms of the agreement, CapStone’s shareholders will receive 2.25 shares of NewBridge common stock for each share of CapStone common stock. This implies a deal value of $16.60 per share, or approximately $63.6 million, based on NewBridge's average closing stock price over the last 10 trading days. CapStone shareholders are expected to own approximately 22% of the resulting company.

The merger was unanimously approved by the boards of directors of each company. The combination, which is subject to shareholder and regulatory approval, is expected to close in the first quarter of 2014. The rebranding of Capstone offices is anticipated to occur in the second quarter of 2014.

NewBridge Bancorp was advised in this transaction by FIG Partners, LLC as financial advisor and Brooks, Pierce, McLendon, Humphrey, and Leonard, LLP as legal advisor. CapStone Bank was advised by Raymond James & Associates, Inc. as financial advisor and Wyrick Robbins Yates and Ponton LLP as legal advisor.

Disclosures About Forward-Looking Statements

The discussions included in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward-looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of NewBridge or Capstone and their respective management about future events. The accuracy of such forward-looking statements could be affected by factors including, but not limited to, the financial success or changing conditions or strategies of clients or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions. Additional factors that could cause actual results to differ materially from those anticipated by forward-looking statements are discussed in NewBridge’s filings with the Securities and Exchange Commission (the "SEC"), including without limitation its annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. NewBridge undertakes no obligation to revise or update these statements following the date of this press release.

About NewBridge Bancorp

NewBridge Bancorp is the bank holding company for NewBridge Bank, a full service, state-chartered community bank headquartered in Greensboro, N.C. The stock of NewBridge Bancorp trades on the NASDAQ Global Select Market under the symbol “NBBC.”

As one of the largest community banks in North Carolina, NewBridge Bank serves small to midsize businesses, professionals and consumers with a comprehensive array of financial services, including retail and commercial banking, private banking, wealth management and mortgage banking. NewBridge Bank has assets of approximately $2 billion and 36 branches and several loan production offices throughout North Carolina.

About CapStone Bank

Headquartered in Raleigh, N.C., with branches in Cary, Clinton, Fuquay-Varina and Raleigh, CapStone Bank provides a full range of commercial and retail banking services with a special focus on serving the deposit and lending needs of small-to-mid-sized businesses, operating companies, and professionals. In addition to its business relationships, CapStone offers comprehensive personal banking products and services to effectively serve individual customers and as an enhancement to its commercial relationships services. CapStone’s philosophy is quite simple – to provide an unprecedented level of “high-touch” service delivered by a local team of experienced, knowledgeable bankers, backed by competitive technology. For more information, visit www.CapStoneBank.com.

Additional Information About the Merger and Where to Find It
In connection with the proposed merger, NewBridge will file with the SEC a registration statement on Form S-4 to register the shares of NewBridge common stock to be issued to the shareholders of CapStone. The registration statement will include a joint proxy statement/prospectus which will be sent to the shareholders of NewBridge and CapStone seeking their approval of the merger and related matters. In addition, NewBridge and CapStone may file other relevant documents concerning the proposed merger with the SEC.

INVESTORS AND SHAREHOLDERS OF BOTH COMPANIES ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NEWBRIDGE, CAPSTONE AND THE PROPOSED TRANSACTION.

Investors and shareholders may obtain free copies of these documents through the website maintained by the SEC at www.sec.gov. Free copies of the joint proxy statement/prospectus also may be obtained by directing a request by telephone or mail to NewBridge Bancorp, 1501 Highwoods Boulevard, Suite 400, Greensboro, N.C. 27410, Attention: Investor Relations (telephone: 336-369-0900), or CapStone Bank, 4505 Falls of Neuse Road, Suite 150, Raleigh, N.C. 27609, Attention: Investor Relations (telephone: 919-256-6803), or by accessing NewBridge’s website at www.newbridgebank.com under "Investor Relations" or CapStone's website at www.capstonebank.com under "Investor Relations." The information on NewBridge’s and CapStone's websites is not, and shall not be deemed to be, a part of this release or incorporated into other filings either company makes with the SEC.

NewBridge and CapStone and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of NewBridge and/or CapStone in connection with the merger. Information about the directors and executive officers of NewBridge is set forth in the proxy statement for NewBridge’s 2013 annual meeting of shareholders filed with the SEC on March 25, 2013.  Information about the directors and executive officers of CapStone is set forth in the proxy statement for CapStone's 2013 annual meeting of shareholders. Additional information regarding the interests of these participants and other persons who may be deemed participants in the merger may be obtained by reading the joint proxy statement/prospectus regarding the merger when it becomes available.

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